R-TEC TECHNOLOGIES, INC.

                                61 MALLARD DRIVE

                           ALLAMUCHY, NEW JERSEY 07820

                                 (908) 850-4466

PERSONAL AND CONFIDENTIAL

September 21, 1999

Mr. Laurence S. Isaacson, President and CEO
Thornhill Group, Inc.
1900 Corporate Blvd., Suite 305 West
Boca Raton, Florida 33431

Re: Agency Agreement

Dear Mr. Isaacson:

R-TEC TECHNOLOGIES, INC. ("R-TEC", formed under the laws of the State of New Jersey (the 'Company'), desires to offer and sell in an offering (the "Offering") to be made exclusively through Thornhill Group, Inc. ("TGI" or the "Placement Agent"), and pursuant to an S-1 Registration Statement ("Registration Statement") by the Company as provided by the Securities Act of 1933, as amended (the "Securities Act"), as set forth below, the Company's Common Stock (The "Common Stock"). The Offering shall consist of the sale of Common Stock at a price of $8.00 per share.

The Common Stock is to be sold at the prices and in the amounts set forth in
Section 2 below. The Offering will be limited to maximum gross proceeds of $10,000,000 with a minimum of $1,000,000. The Offering period shall end according to the Registration Statement, unless extended by the Company. It is understood that the Offering will be conducted on a "professional best efforts" basis with TGI acting as exclusive Placement Agent for the Company, and which offering shall be conducted under the following terms and conditions:

SECTION 1. Type of Offering: Exemptions:

The Offering will be conducted as a self-underwritten S-1 registration as required by the Securities Act, pursuant to the provisions of the Securities and Exchange Commission ("SEC"). Investors will be required to subscribe ("Subscribers") for the Common Stock by executing the appropriate subscription agreement (the "Subscription Agreement") in the forms set forth in a Registration Statement to be completed by the Company and exhibits thereto, as the same may be supplemented or amended from time to time.

SECTION 2. Appointment: Basic Terms:

On the basis of the representations and warranties and covenants herein contained, but subject to the terms and conditions herein set forth:

(a) TGI is hereby appointed as the exclusive Placement Agent for the Company during the period herein specified for the purpose of finding Subscribers for the Common Stock.

(b) The Offering shall commence on the date hereof and shall continue according to the Registration Statement, unless extended by the Company (the "Offering Period").

(c) Subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all material representations and warranties of the Company, TGI agrees, on the terms and conditions herein set forth, to use its professional best efforts during the Offering Period to find Subscribers for the Common Stock. TGI's agency hereunder is coupled with an interest, is not terminable by the Company prior the expiration of the Registration Statement, without TGI's consent and payment of the break-up fee as described in SECTION 8 ( f ), and shall continue until the termination of the Offering Period except as may be otherwise provided herein. TGI shall have the right to appoint one or more additional agents and/or selected dealers (who shall be members of the National Association of Securities Dealers, Inc.) to assist in finding Subscribers for the Common Stock and any such additional agents or selected dealers may rely upon the representations, warranties and covenants of the Company along with the Due Diligence of TGI as set forth in this Agreement.

(d) The minimum price of a Common Stock Unit to be sold to each Subscriber in the Offering shall be $ 504.00 ( 63 shares of Common Stock times $8.00 per share).

(e) Funds received from Subscribers in the Offering shall be deposited in an escrow account with The Bank of New York, Inc. One Wall Street, New York, New York 10286.

SECTION 3. Representations and Warranties of the Company:

The Company represents and warrants to TGI, for TGI's benefit and for the benefit of the Subscribers of the Common Stock that, except as otherwise set forth in the offering materials (copies of which shall be provided to each Subscriber):

(a) The Common Stock to be sold in the Offering will be, when issued, duly registered, delivered and paid for in accordance with the terms of the Offering, duly and validly issued, fully paid and non-assessable; all presently outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable; the holders of the shares of Common Stock offered herein are not and will not be subject to personal liability by reason of being such holders; the shares of Common Stock being sold in the Offering are not being issued in violation of the preemptive rights of any of the Company's security holders; all action required to be taken by the Company to authorize thc issuance and sale of the Common Stock to qualified Subscribers has been or, prior to the sale thereof, will have been taken.

(b) The capitalization of the Company, including the outstanding shares of the Company's Capital Stock and any warrants, options or other rights to subscribe to or purchase shares of capital stock is as represented to subscribers of the Common Stock.

(c) The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation

(d) The Company is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which its activities or its ownership or leasing of property requires such qualification, other than those jurisdictions in which failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

(e) This Agreement has been duly and validly authorized and executed and delivered by and on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or effecting creditor's rights generally and to general principles of equity and the enforceability of the indemnity and contribution provisions contained in Section 10 of this Agreement.

(f) The Company is not in violation of (i) any term or provision of its charter or by-laws or (ii) any material term or provision of any indenture, mortgage, deed of trust, note, agreement, or other material agreement or instrument to which the Company is a party or by which it is or may be bound or to which any or its material assets, property or business is or may be subject, or (iii) any material term of any significant indebtedness, or (iv) of any statute or (v) to the best of the Company's knowledge any material judgment, decree order rule or regulation applicable to the Company of any court, regulatory body or administrative agency or other federal, state or other governmental body, domestic or foreign having jurisdiction over it or its material assets, property or business, which violation or violations, either in any case or in the aggregate, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company and to the best of the Company's knowledge, the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with the terms of this Agreement will not result in any such material violation or violations. All material licenses, approvals or permits from the federal or any state, local or foreign government or agency thereof having jurisdiction over the Company reasonably required for the conduct of the business or operations of the Company have been obtained and are outstanding; and there are no proceedings pending or to the Company's knowledge threatened seeking to cancel, terminate or limit such licenses, approvals or permits.

(g) Other than reported on Form S-1, there are no actions, investigations, statutes, rules or regulations or other proceedings of any nature in effect or pending or to the Company's knowledge threatened, as the case may be, which, either in any case or in the aggregate, if decided adversely, might reasonably be expected to result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, prospects of the Company or which question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement. The Company has filed all of the required financial statements with the Securities and Exchange Commission in the Form S-1. The audited financial statements provided to TGI present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods covered thereby. Since the dates of the financial statements, there has been no material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company. The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated accept as described in this Agreement or in the Company's SEC filings.

(h) The Company has filed each federal, state, local and foreign tax return which is required to be filed, or has requested an extension therefor and has paid or otherwise provided for all taxes shown on such return and all related assessments to the extent that the same have become due.

(i) All information contained in the written material concerning the Company which has been or is being provided by the Company to TGI or to subscribers to the Offering and all information from the Company which is included in the Subscription Agreement (collectively, the "Offering Material") is accurate and complete in the best of the Company's knowledge, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) The Company has not made and will not make, any offers or sales of the Company's capital stock or any warrants, options or other rights to subscribe to or purchase shares of the Company's common stock in contravention at the requirements for this Offering.

(k) The representations and warranties made in this Agreement shall be deemed repeated, and shall be true at the time of any closing provided for in this Agreement

SECTION 3A. Representations and Warranties of the Placement Agent:

The Placement Agent represents and warrants to the Company for the Company's benefit, that:

(a) The Placement Agent has not been the subject of any investigation by any Federal, State or local government agency during any time within five (5) years prior to the date Agreement, or as of the date hereof, and to its knowledge, no such investigation is currently threatened and

(b) The Placement Agent is in compliance with all laws, rules and regulations applicable to broker- dealers in the jurisdictions in which it conducts business and with all applicable requirements and rules of the National Association of Securities Dealers, Inc. ("NASD") and is a member in good standing with the NASD.

SECTION 4. Closing:

A minimum of $1,000,000, upon SEC approval (the "Minimum") of Common Stock is required to be sold under this Agreement according to the Registration Statement. A closing ("Closing") for the sale of Common Stock subscribed for in the Offering may be held on one or more occasions prior to the end of the Offering Period, provided the Minimum in gross proceeds is reached and provided that such Subscriptions are accepted by the Company. At each such closing, payment of the proceeds of the Offering shall be made by certified or bank check(s) or by wire transfer to the order of the Company pursuant to the escrow agreement, against delivery of certificates for Common Stock, for transmittal to the Subscribers of the Common Stock. The Company will instruct the escrow agent to promptly remit to TGI any and all commissions, expense allowance and any other amounts payable to TGI from the net proceeds delivered to the Company.

SECTION 5. Covenants of the Company:

The Company covenants with the Placement Agent that:

(a) From the commencement of the Offering Period through any Closing pursuant to Section 4 hereof, any Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact, to the extent known to the Company, necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(b) Either directly or through TGI the Company shall offer to each Subscriber, at a reasonable time prior to his purchase of Common Stock, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, which the Company possesses or can acquire without unreasonable effort or expense.

(c) During the Offering Period, the parties hereto will keep each other generally informed of offers for sale and solicitations of offers to buy Common Stock being made

(d) The Company shall use its best efforts, through counsel performing services on behalf of the Company in connection with the Offering, to qualify and register, or perfect the exemption of the Common Stock for offer and sale under the state or foreign securities laws of the jurisdictions in which offers and sales are proposed to be made, and shall assist TGI and such counsel in connection with the foregoing, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now required.

(e) The Company shall, in a timely manner and as required, prepare and file an amended Form S-1 and any required amendments thereto with the SEC. The Company will use its best efforts to take all steps necessary to ensure that any and all reports which may be required to be filed with the SEC under federal securities laws are timely filed by the Company.

(f) For the period of time that Placement Agent's clients are holders of Common Stock of the Company, not to exceed two (2) years, the Company will provide TGI with copies of any stock reports of the Company's stock transfer agent if so requested, but only while TGI's customers continue to hold stock or Common Stock in the Company.

(g) The Company shall utilize the services of its current certified public accounting firm or another firm acceptable to TGI.

(h) For the period of time that Placement Agent's clients are holders of Common Stock of the Company, or at least a period of two (2) years after the Closing, the Company will furnish TGI with copies of its annual and quarterly financial statement and reports to shareholders. In addition, during the Offering and for a period of two (2) years after the Closing, the Company will provide TGI with all information and documentation with respect to the Company's business and financial condition, as reasonably requested by TGI, and will provide to TGI during the Offering regular access to the Company's officers, directors, auditors and counsel to discuss any aspect of the Company's business as reasonably requested by TGI. This paragraph shall cease to be operative if, at any time, TGI ceases to have customers who hold Common Stock in the Company.

(i) Unless TGI shall otherwise agree in writing, the Company will not issue any securities during the period from the date of this Agreement until the expiration of the Offering Period, except for securities issued pursuant to this Agreement and pre-existing option, warrant and loan commitments, or in the ordinary course of business in which cast the shares issued, shall be subject to the same restrictions as provided for in SECTION 8 e.

(j) To the extent the Company is duly authorized to do so, the Company will reserve and set aside, out of its registered capital stock, the number of shares of Additional Common Stock (as hereinafter described) issuable to TGI under this Agreement, if any such shares, when issued, paid for and delivered upon exercise of such warrants or options, will be duly and validly issued, fully paid and non-assessable, and will not violate any preemptive rights of Company shareholders.

(k) The Company will keep confidential the identity of TGI's clients and customers involved in this offering, except as may be otherwise required by law. The Company will not solicit such persons directly for the sale of securities or for other financing proposals without the express written consent of TGI, which consent may be given on the condition that the Company agrees to compensate TGI on the terms set forth in this Agreement for any sales made to such persons for a period of five years after the closing.

(l) Satisfactory employment agreements must be in place with key management personnel, who have passed a satisfactory 10-year background check, prior to commencement of the Offering, which shall include among other things, performance based compensation and performance based incentives, satisfactory to TGI. Compensation to approved incoming key employees, who are also existing shareholders, shall be limited to the terms of the approved employment agreements, which agreements shall also contain, among other things, confidentially, non-competition, non-circumvention and other provisions acceptable to TGI.

(m) TGI shall have the option to receive, at TGI's expense, appropriate and satisfactory valuations of the Common Stock being offered.

(n) The Company shall enter into a consulting contract for a term of not less than (2) two years, satisfactory to TGI.

SECTION 6. The Placement Agents Covenants:

The Placement Agent covenants with the Company that:

(a) In offering the Common Stock, the Placement Agent will advise the Company to deliver to each potential Subscriber contacted by it, prior to accepting any subscription from such subscriber, the appropriate form of Registration Statement and approved Company information.

(b) The Placement Agent will make offers to sell Common Stock to, or solicit offers to subscribe for any Common Stock from, persons in only those jurisdictions where the Offering and the Common Stock have been qualified or where it has been determined that an exemption from such qualification is, or may reasonably be anticipated to he available, under applicable securities statutes.

(c) TGI shall maintain a record of all information obtained by TGI indicating that subscribers for Common Stock sold through TGI meet the criteria referred to in subsection (6) above. At the Closing, TGI shall have no reason to believe that the information with respect to, and the representations to each purchaser of Common Stock as set forth in the appropriate Subscription Agreement are not accurate.

SECTION 7  Compensation:

TGI will require, immediately prior to the commencement of the Proposed Offering, to have the Company enter into a exclusive Placement Agent Agreement (the "Placement Agreement") which shall contain such terms and conditions as are customarily contained in agreements of such character and, among other things, provide for the following:

(a) The Company shall pay to the Placement Agent a commission of ten percent (10%) of all the gross proceeds of the Proposed Offering, which shall be payable to the Placement Agent at the initial Closing and each subsequent closing with respect to the amounts raised as of such closing date;

(b) In order to reimburse the Placement Agent for those costs, fees and expenses customarily incurred by a placement agent in connection with the offering process, the Company will pay to the Placement Agent three percent (3%) of the gross proceeds of the amounts raised, non-accountable expense allowance at Closing and each subsequent closing with respect to the amounts raised as of such closing dates.

(c) In addition to the foregoing, the Company shall bear all the Company's fees, disbursements, Internet listing services and direct out of pocket expenses in connection with the Proposed Offering, including, without limitation, the Company's legal and accounting fees and disbursements. The cost of background checks on all key management personal that TGI deems necessary, not to exceed $3,000 and shall be paid by the Company out of the proceeds at closing, if necessary, however, if this Agreement is terminated, then the Company shall pay TGI upon termination.

(d) The Placement Agent shall require the Company and Subscriber and its principal officers and its directors to provide certain warranties and representations against shorting or hedging of the Company's stock satisfactory to the Placement Agent.

(e) In addition to the compensation set forth herein,, the Company shall issue to the Placement Agent 12,500 warrants for Common Stock, under the same terms as the Offering, on a pro rata basis for every $1,000,000 in gross proceeds raised by the Placement Agent exercisable at $8.00 per share for a period of five (5) years.

(f) Commencing with the date hereof and for a period of two years thereafter, regardless of whether this Agreement is sooner terminated, the Company hereby agrees to afford to Placement Agent the right to act as the Company's non-exclusive Placement Agent, as the case may be, in any public offering(s) and private placement(s) to be effectuated by or on behalf of the Company and for which the Company proposes to utilize the services of an underwriter, broker-dealer, or Placement Agent, and with such compensation to be determined on a deal-by-deal basis. Accordingly, if during such period the Company intends to effectuate a public offering or private placement of the Company's securities for its benefit, the Company shall promptly notify Placement Agent in writing of such intention along with the proposed terms of such offering or placement. The Company shall thereafter promptly furnish Placement Agent with such information concerning the business, condition and prospects of the Company as Placement Agent may reasonably request. If within thirty (30) business days of receipt of such notice of intention, statement of terms and information, TGI finds comparable financing with the same or better terms and a comparable underwriter, the Company agrees to utilize TGI as the Placement Agent for such offering. However, nothing hereunder shall obligate the placement Agent to participate in any such financing. If TGI brings any private placement financing or secondary offering to the Company and the terms are acceptable to the company, the Company will agree to utilize the services of TGI as the Placement Agent for such transaction and TGI's fees for such will be negotiated on a case by case basis at that time.

(g) In the event TGI effectuates a merger, acquisition, joint venture, or other similar business relationship or business transaction ("Transaction") for the Company subsequent to the date hereof and or prior to two years from the date of termination of this Agreement, irrespective of any reason for such termination, and such Transaction is effectuated as a result or consequence of any introduction made directly or indirectly by TGI through any third party introduced by TGI to the Company, or by a person whose introduction to the Company can be traced back to TGI, during the term of this Agreement, or which Transaction was initiated, directly or indirectly through any person introduced by TGI to the Company during the term of this Agreement, then the Company hereby agrees to pay TGI the following consideration, which payment shall be due and payable on the date of any such closing with respect thereto:

               10% of the first $2,000,000 of total
               consideration paid in the transaction,
               plus
               8% of the next $2,000,000 of total
               consideration paid in the transaction,
               plus
               6% of the next $2,000,000 of total
               consideration paid in the transaction,
               plus
               4% of the next $2,000,000 of total
               consideration paid in the transaction,
               plus
               2% of the balance of total
               consideration paid in the transaction.

For purposes of this Agreement, "consideration" shall mean the aggregate consideration paid by the acquirer in connection with the merger, joint venture, acquisition or divestiture, described herein and shall include all cash, the principal of any notes executed as part of the purchase price for such transaction, the value, as determined in good faith by the parties hereto, of any securities paid or exchanged in connection with the merger, joint venture, acquisition or divestiture and the amounts of any long-term liabilities, capital leases, or bank financing of the acquired entity and which are paid or assumed by the acquiring entity as part of the purchase price for the acquisition. In the event the Company requests that TGI assists the Company in raising capital which is not as a result of an introduction made directly or indirectly by TGI and/or not initiated by TGI, the parties hereto agree that the compensation to be paid to TGI for said assistance shall be 50% of the above compensation as incorporated into this agreement.

SECTION 8. Conditions of TGI's Obligations:

TGI's obligation to offer and sell the Common Stock is subject to the accuracy of and compliance with the representations and warranties of the Company made in
Section 3 hereof, to the performance by the Company of its obligations under this Agreement and to the following further conditions;

(a) At such Closing, TGI's counsel shall have been furnished with such documents upon request, as TGI may reasonably require in order to evidence the accuracy or completeness of each of the representations or warranties and the compliance with each of the covenants or satisfaction of any of the conditions herein contained; and all actions taken by the Company in connection with the sale of the Common Stock as herein contemplated shall be reasonably satisfactory in form and substance to TGI and TGI's counsel.

(b) At such Closing, TGI shall receive an opinion from counsel to the Company in form and substance reasonably satisfactory to TGI's counsel, with respect to the matters set forth in Section 3 and 5 above.

(c) As soon as practicable after the date hereof and immediately prior to such Closing and with respect to any sale of Common Stock pursuant to the Registration Statement, TGI shall receive a blue sky survey or memorandum and a supplement thereto addressed to TGI and the Company as prepared by the Company's counsel satisfactory to TGI and relating to the securities laws of certain jurisdictions designated by the Company and TGI, indicating the conditions under which offers and sale of the Common Stock may be made in the Offering in compliance with such securities laws and advising that the appropriate action, if any, was taken in each such jurisdiction.

(d) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct as of the Closing, to the best knowledge of the Company, and the Company shall have complied with all applicable terms and conditions of this Agreement.

(e) The Company will, prior to the completion of the initial closing of the Offering, cause each officer and director of the Company who holds 5% or more shares ("Insiders") of Common Stock (either individually or together with members of his or her family or together with any affiliate) to enter into an agreement under which each such Insider agrees to abide by Rule 144 and/or any State escrow requirements.

(f) If any of the conditions specified in Section 8 of this Agreement shall not have been fulfilled when and as required by this Agreement, then this Agreement and all of TGI's obligations hereunder may be canceled by TGI by notifying the Company of such cancellation in writing at any time at or prior to the subject Closing and any such cancellation will not in any way relieve the Company of its obligation to TGI as described in Section 7, herein, except by payment to TGI of an additional $100,000 as a break up fee.

(g) At its option, TGI shall receive one board seat. If acceptable director and officer insurance is available, TGI may elect to designate person(s) to sit on the Board. If there is no acceptable director and officer insurance, at its option TGI will be an advisor to the Board. In any event, TGI shall receive notice of all board, shareholder and committee meetings and have the right to receive all meeting materials, financial data and other data and the right to participate in all discussions.

SECTION 9. Conditions of the Obligations of the Company:

The obligations of the Company hereunder are subject to the accuracy of and compliance with TGI's representations and warranties and any other firm that participates in the Offering, to the performance by TGI of TGI's obligations hereunder, and to the following further conditions:

(a) At the Closing, the Company shall receive a certificate from TGI as to the number and identity of persons from whom subscriptions for Shares shall have been received and accepted, which certificate shall farther be to the effect that:

        (i) Executed Subscription Agreements have been received and accepted only from persons who, to the best of TGI's knowledge and belief meet the requirements for Subscribers referred to in Section 6(b,) hereof and are acting for themselves and not on behalf of any other person; and

        (ii) TGI has complied with all applicable broker-dealer registration requirements with respect to the Offering (but no reference need be made as to other agents or dealers involved in the Offering)

        (iii) The representations and warranties of the Placement Agent shall be true and correct as of the Closing, to the best knowledge of the Placement Agent, and the Placement Agent shall have complied with all applicable terms and conditions of this Agreement.

(b) If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or if the Minimum of Common Stock is not sold by the completion of the Offering Period, then this Agreement may be canceled by the Company by notifying TGI of such cancellation in writing at any time at or prior to the subject Closing.

(c) Notwithstanding anything to the contrary in this Agreement, the Company will not be required to sell and issue any securities to the extent that the issuance of any shares underlying such securities would prevent the Company from complying with NASDAQ or equivalent requirements (as they apply to the Company) and the Company's charter and by-laws.

SECTION 10. Indemnification:

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated regarding the Company or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Offering; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent for use in the preparation of the Registration Statement.

(b) Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished in writing to the Company by the Placement Agent for use in the preparation of the Registration Statement.

(c)  Procedure. Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Section 10 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party; provided, however, that any failure by the Placement Agent to notify the Company shall not relieve the Company from its obligations hereunder, unless the Company is materially prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(d) Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company, on the one hand, and the Placement Agent, on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any Placement Agent indemnitee or Company indemnitee, respectively, may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 7 hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 7 hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section. In no case (except fraud) shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 7 hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section. Anything in this Section to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise

SECTION 11. Registration Rights for Placement Agent's Stock:

The Company shall include in any registration, at its own expense, all of the underlying Common Stock for the Warrants issued to TGI as compensation as set forth herein in Section 7(e) provided that if the registration statement pertains to an underwritten offering, the inclusion of any such shares shall be subject to an underwriter's cutback if the underwriter determines, in good faith, that the inclusion of such shares will adversely affect the offering by the Company with such cutback to be accomplished on a pro-rata basis among all selling shareholders or as shall be otherwise required by such underwriter.

SECTION 12. Representations and Agreements to Survive Sale and Payment:

Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at a Closing; and such representations, warranties and agreements of the Placement Agent and the Company, including the indemnity agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf, or any controlling person, or by or on behalf of the Company, and shall survive the sale of, and payment for the Shares.

SECTION 13.Notices:

All notices provided for by this Agreement shall be made in writing either (a) by actual delivery of the notice into the hands of the parties thereto entitled, or (b) by the mailing of the notice in the United States mails to the address, as stated below (or at such other address as may have been designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested, postage prepaid or faxed with confirmation. The notice shall be deemed to be received in the case of (a) above, on the date of its actual receipt by the party entitled thereto, and in the case of (b) above, three days after the date of deposit in the United States mails. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Placement Agent, shall be mailed or delivered to the Placement Agent at the address set forth on page 1 hereof, and if sent to the Company shall be mailed or delivered to Mr. Philip P. Lacqua, President and CEO, R-TEC TECHNOLOGIES, INC., 61 Mallard Drive, P.O. Box 282, Allamuchy, New Jersey 07820.

SECTION 14. Governing Law:

This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Florida and proper venue will be Palm Beach County, Florida.

SECTION 15. Severability:

If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative; and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

SECTION 16. Counterparts:

This Agreement may be executed in a number of identical counterparts, including facsimile signatures, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

SECTION 17. Modification or Amendment:

This Agreement may not be modified or amended except by written agreement executed by all the parties hereto.

SECTION 18. Other Instruments:

The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

SECTION 19. Captions:

The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

SECTION 20. Parties:

This Agreement shall be binding upon and inure solely for the benefit of the parties hereto, the controlling persons and indemnified parties referred to in
Section 10 hereof and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

SECTION 21.Entire Agreement:

This Agreement contains the entire understandings between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding Agreement between us.


                                          Sincerely,
                                          R-TEC TECHNOLOGIES, INC.

                                                /s/ Philip Lacqua
                                          By: _____________________________
                                          Name:  Mr. Philip P. Lacqua
                                          Title: President and CEO

ACCEPTED as of the __21_____ day of September, 1999:


THORNHILL GROUP, INC.
        /s/ Laurence Isaacson
By:    __________________________
Name:  Mr. Laurence S. Isaacson
Title: President and CEO